 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

BARRETT BUSINESS SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

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January 15, 2020

Dear Fellow Barrett Business Services Stockholders,

At the Company’s annual meeting of stockholders in May of 2019, Barrett Business Services stockholders expressed their desire for the Board of Directors to draft, adopt and put to a stockholder vote a so-called “proxy access” bylaw. Such a bylaw would provide an additional means for stockholders of the Company to nominate a director candidate for election to our Board.

The Board takes seriously the views expressed by BBSI’s stockholders and has asked me to convey that the Board intends to fulfill the desires expressed by the Company’s stockholders. The Board has directed counsel to draft an appropriate bylaw for stockholder consideration and approval at our upcoming 2020 annual meeting.

Additional information regarding the proposed proxy access bylaw will be included in the Company’s proxy materials to be filed with the Securities and Exchange Commission in April 2020. The proxy access process will be in addition to the rights that stockholders currently have under Maryland law and Section 1.11 of BBSI’s Bylaws to nominate individuals for election as directors. In addition, the Board always welcomes suggestions from stockholders concerning the composition of our Board.

8100 NE Parkway Drive, Suite 200 Vancouver, WA 98662 360.828.0700 Fax 360.828.0701 www.mybbsi.com

Important Information

STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT FOR THE ANNUAL MEETING AND ANY OTHER RELEVANT MATERIALS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND ITS DIRECTORS, OFFICERS AND AFFILIATES, AS WELL AS THE PROPOSED PROXY ACCESS BYLAW. INFORMATION REGARDING THE INTERESTS OF CERTAIN OF THE COMPANY’S DIRECTORS, OFFICERS AND AFFILIATES WILL BE AVAILABLE IN THE DEFINITIVE PROXY STATEMENT.

The Definitive Proxy Statement and any other relevant materials that will be filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov. In addition, the Definitive Proxy Statement (when available) and other relevant documents will also be available, without charge, by directing a request by mail to BBSI at Attn: Investor Relations, 8100 NE Parkway Drive, Ste. 150, Vancouver, WA 98662. The Definitive Proxy Statement and other relevant documents will also be available on the Company’s website at ir.mybbsi.com/sec-filings.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposals included in the Definitive Proxy Statement under the rules of the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, also will be included in the Definitive Proxy Statement and other relevant materials to be filed with the SEC when they become available.